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                              SEALY CORPORATION

                               AMENDMENT NO. 1 TO

                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         Sealy Corporation, hereinafter called the "Company", hereby adopts an amendment to the Company's 1993 Non-Employee Director Stock Option Plan (the

"Plan"), which amendment replaces Section 4 of the Plan, as heretofore in effect, in its entirety, with the insertion of the following in lieu thereof:

         4.      Grant of Options.     Subject to the terms of the Plan, a
         one-time option was previously automatically granted to each of Messrs. Fenster, Davis, Towe and Johnston and Ms. Hefner as the then-currently- Eligible Directors under the Plan. Henceforth, and subject to the terms of the Plan, a one-time option automatically shall be granted to each person who subsequently becomes an Eligible Director of the Company for the first time from and after the effective date of the Plan. The option shall be exercisable for up to an aggregate of 10,000 Common shares. The date of grant for all future such options shall be the date that such optionee is elected or appointed to the Board as an Eligible Director. The option shall be granted at an option price per share equal to the fair market value of a Common Share of the Company on the date said option is granted; provided, however, for the aforementioned options granted before March 1, 1994, the option price per share shall increase by four percent (4%) on the first anniversary of the date of grant, which price shall thereafter be the option exercise price per share. Subject to the provisions of paragraph 5(c), each such option granted shall be exercisable for a period of ten (10) years from the date of grant.

         IN WITNESS WHEREOF, SEALY CORPORATION, by its appropriate officers duly authorized, has executed this instrument effective as of the 6th day of

April, 1994.

                                                SEALY CORPORATION

                                                    L. Beggs
                                                By ____________________________

                                                   Its Chief Executive Officer
                                                       ________________________

                                                    John D. Moran
                                                By ____________________________

                                                   Its Secretary
                                                       ________________________

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